Exhibit 99.1

16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE

Atkore International Holdings Inc. Announces Fourth Quarter Fiscal Year 2012 Financial Results

Harvey, Illinois – December 14, 2012 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables, cable management systems and metal framing systems, today reported financial results for the fourth quarter of the fiscal year ended September 28, 2012.

Fiscal Year 2012 Fourth Quarter Financial Highlights1

The Company has presented its financial results for the Predecessor Company and the Successor Company in the financial statements, in accordance with generally accepted accounting principles in the United States of America (“GAAP”), for the periods before and after the Transactions on December 22, 2010. Despite the separate presentation, there were no material changes to the actual operations of the Company’s business as a result of the acquisition of a majority interest in Atkore International by affiliates of CD&R. As the core operations of the Company have not changed as a result of the Transactions, when evaluating our results of operations for purposes of this discussion, our management treats the fiscal year ended September 30, 2011 as a single measurement period, rather than the two separate periods that are required to be reported under GAAP.

FINANCIAL RESULTS

	Consolidated Successor Company
	For the Three Months Ended September 28, 2012	For the Three Months Ended September 30, 2011	Change
($ in millions)
Net sales	$461	$449	$12
Operating income	6	(11)	17
Adjusted EBITDA	31	9	22
Adjusted Economic EBITDA	45	30	15

[1]

On December 22, 2010, Tyco International Ltd. (“Tyco”) completed the sale of a majority interest in its Electrical and Metal Products business (“Predecessor Company”) to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). The sale was effected pursuant to an investment agreement dated as of November 9, 2010 by and among CD&R Allied Holdings, L.P., Tyco, Tyco International Holding S.a.r.l., and Atkore International Group Inc. (“Atkore Group”). Atkore Group owns 100% of Atkore International. The aforementioned transactions are referred to herein as the “Transactions.” Subsequent to the Transactions, the Company has operated as an independent, stand-alone entity (the “Successor Company”).

	Fiscal Year 2012	Fiscal Year 2011
	Consolidated Successor Company		Combined Predecessor Company	Consolidated Successor Company and Combined Predecessor Company
	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010	Combined Results for the Year Ended September 30, 2011	Change
($ in millions)
Net sales	$1,687	$1,258	$340	$1,598	$89
Operating income	36	23	11	34	2
Adjusted EBITDA	119	106	20	126	(7)
Adjusted Economic EBITDA	158	77	29	106	52

Net Sales

Net sales increased $12 million for the three months ended September 28, 2012, to $461 million from $449 million for the three months ended September 30, 2011. Net sales were favorably impacted by the reclassification of $23 million of freight revenue from cost of goods sold, increased volume from our Global Pipe, Tube & Conduit (“GPTC”) products and Global Cable & Cable Management (“GCCM”) products on a comparable basis, and $5 million from acquired businesses. The increases were somewhat offset by the fact that the three months ended September 30, 2011 contains 14 weeks as opposed to 13 weeks as a result of fiscal year 2011 being a 53 week year. The increases were also partially offset by lower average pricing from both segments. Changes in foreign currency exchange rates had an unfavorable impact of $10 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian real, Euro, and British Pound.

Operating Income

Operating income increased by $17 million to $6 million for the three months ended September 28, 2012, compared to an operating loss of $11 million for the three months ended September 30, 2011. The increase was due primarily to higher gross margins for GPTC and GCCM products as a result of lower average raw material cost and higher volume on a comparable basis to prior year.

Adjusted EBITDA (Non-GAAP): Consolidated Adjusted EBITDA was $31 million and $119 million for the three months and fiscal year ended September 28, 2012, respectively. Consolidated Adjusted EBITDA was $9 million for the three months ended September 30, 2011, and combined Adjusted EBITDA was $126 million for the fiscal year ended September 30, 2011.

Adjusted Economic EBITDA (Non-GAAP): In the fourth quarter of fiscal year 2012, the Company began including results in terms of Adjusted Economic EBITDA to evaluate the performance of the Company. Adjusted Economic EBITDA is a metric used internally by management and differs from Adjusted EBITDA results by substituting an estimate of the current period, current market steel materials cost in the Pipe, Tube and Conduit business for the accounting cost, which is done on a FIFO basis. The Company believes Adjusted Economic EBITDA provides a more accurate view of the economic performance of the business by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility. Consolidated Adjusted Economic EBITDA was $45 million and $158 million for the three months and fiscal year ended September 28, 2012, respectively. Consolidated Adjusted Economic EBITDA was $30 million for the three months ended September 30, 2011, and combined Adjusted Economic EBITDA was $106 for the fiscal year ended September 30, 2011.

SEGMENT RESULTS

Results of Operations by Segment

Global Pipe, Tube & Conduit

	For the Three Months Ended September 28, 2012	For the Three Months Ended September 30, 2011	Change
($ in millions)
Net sales	$301	$296	$5
Operating income	1	4	(3)
Adjusted EBITDA	16	13	3

Net Sales

Net sales for the three months ended September 28, 2012, increased $5 million to $301 million from $296 million for the three months ended September 30, 2012. Net sales were favorably impacted by the reclassification of $22 million of freight revenue from cost of sales, increased volume from our Global Pipe, Tube & Conduit (“GPTC”) products and Global Cable & Cable Management (“GCCM”) products on a comparable basis, and $5 million from acquired businesses. The increases were somewhat offset by the fact that the three months ended September 30, 2011 contains 14 weeks as opposed to 13 weeks as a result of fiscal year 2011 being a 53 week year. These increases were also partially offset by lower average pricing. Changes in foreign currency exchange rates had an unfavorable impact of $9 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian real.

Operating Income

Operating income for the three months ended September 28, 2012, decreased $3 million to $1 million compared to $4 million in the three months ended September 30, 2011. The decrease in operating income was due primarily to an asset impairment charge related to an asset held for sale. Average selling prices were 5% lower but offset by 12% lower average raw material steel costs for the three months ended September 28, 2012, compared to the same period in the prior year.

Global Cable and Cable Management

	For the Three Months Ended September 28, 2012	For the Three Months Ended September 30, 2011	Change
($ in millions)
Net sales	$171	$160	$11
Operating income	16	4	12
Adjusted EBITDA	22	12	10

Net Sales

Net sales increased $11 million to $171 million for the three months ended September 28, 2012, compared to $160 million for the three months ended September 30, 2011. The increase was attributable to higher volume only partially offset by lower average selling prices for GCCM products. In addition, $1 million of freight revenue was reclassified from cost of sales and was offset by $1 million of unfavorable currency translation, primarily as a result of the appreciation of the U.S. Dollar versus the Euro and British Pound.

Operating Income

Operating income for the three months ended September 30, 2012, increased $12 million to $16 million compared to $4 million for the three months ended September 30, 2011. The increase in operating income was due primarily to the net impact of higher sales volume and lower average raw material copper prices only partly offset by lower average selling prices. Raw material copper costs were 15% lower for the three months ended September 28, 2012, compared to the same period in the prior year.

Conference Call

Atkore International will host a conference call on December 14, 2012 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.

About Atkore International

Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,000 employees and 20 manufacturing and 17 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained downturn in the non-residential construction industry; fluctuations in the price of raw materials; new regulations related to “conflict minerals;” our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; risks relating to us operating as a stand-alone company; and the risk that the benefits from the Transactions (as defined herein) may not be fully realized or may take longer to realize than expected.

You should read carefully the factors described under the section titled, “Risk Factors,” in the Company’s Form 10-K for the fiscal year ended September 28, 2012 as filed with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.

Note Concerning Non-GAAP Measurement Tools

We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Statements of Cash Flows	C
Segment Information	D
Non-GAAP Financial Measure Reconciliation	E & F

# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Consolidated Successor Company
($ in millions)	For the Three Months Ended September 28, 2012	For the Three Months Ended September 30, 2011
Net sales	$461	$449
Costs and expenses
Cost of sales	405	403
Selling, general and administrative	50	57

Operating income (loss)	6	(11)
Interest expense, net	11	13

Loss before income taxes	(5)	(24)
Income tax benefit	4	6

(Loss) income from continuing operations	(1)	(18)
Loss from discontinued operations and disposal, net of income tax expense of $0 and $1, respectively	—	(1)

Net loss	$(1)	$(19)

	Consolidated Successor Company		Combined Predecessor Company
	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Year Ended September 24, 2010
Net sales	$1,687	$1,258	$340	$1,400

Costs and expenses
Cost of sales	1,451	1,068	290	1,160
Selling, general and administrative	200	151	39	171
Transaction-related costs	—	16	—	—

Operating income	36	23	11	69
Interest expense, net	48	37	11	48

(Loss) income before income taxes	(12)	(14)	—	21
Income tax (benefit) expense	(10)	2	1	19

(Loss) income from continuing operations	(2)	(16)	(1)	2
Loss from discontinued operations and disposal, net of income tax benefit of $0, $1, $1, $0, respectively	(6)	(1)	(2)	(1)

Net (loss) income	$(8)	$(17)	$(3)	$1

Supplemental Schedule B

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions, except per share data)	September 28, 2012	September 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$52	$48
Accounts receivable, less allowance for doubtful accounts of $3 and $2, respectively	235	221
Receivables due from Tyco International Ltd. and its affiliates	9	4
Inventories, net	237	258
Assets held for sale	11	6
Prepaid expenses and other current assets	35	34
Deferred income taxes	22	16

Total current assets	601	587

Property, plant and equipment, net	283	308
Intangible assets, net	266	264
Goodwill	132	130
Deferred income taxes	3	2
Receivables due from Tyco International Ltd. and its affiliates	13	14
Other assets	31	36

Total assets of continuing operations	1,329	1,341
Total assets of discontinued operations	—	58

Total Assets	$1,329	$1,399

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$7	$47
Accounts payable	130	123
Income tax payable	4	4
Accrued and other current liabilities	79	79

Total current liabilities	220	253

Long-term debt	410	411
Deferred income taxes	83	101
Income tax payable	13	13
Pension liabilities	40	35
Other long-term liabilities	11	13

Total liabilities of continuing operations	777	826
Total liabilities of discontinued operations	—	3

Total Liabilities	777	829

Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	605	604
Accumulated deficit	(25)	(17)
Accumulated other comprehensive loss	(28)	(17)

Total Shareholder’s Equity	552	570

Total Liabilities and Shareholder’s Equity	$1,329	$1,399

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED STATEMENTS OF CASH FLOWS

	Consolidated Successor Company		Combined Predecessor Company
($ in millions)	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Year Ended September 24, 2010
Operating activities
Net (loss) income	$(8)	$(17)	$(3)	$1
Adjustments to reconcile net (loss) income to net cash provided by (used for) operating activities:
Loss from discontinued operations and disposal	6	1	2	1
Depreciation and amortization	50	35	6	34
Amortization of debt issuance costs	6	5	—	—
Deferred income taxes	(15)	(2)	(6)	10
Provision for losses on accounts receivable and inventory	6	5	3	2
Impairment of assets and loss from sale of a business asset	12	—	—	—
Other items	2	2	2	(2)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21)	(8)	(16)	5
Receivables due from Tyco International Ltd. and its affiliates	(4)	—	—	—
Inventories	20	18	(16)	(78)
Prepaid expenses and other current assets	(4)	(6)	(2)	3
Accounts payable	5	9	(34)	55
Income taxes payable	(1)	(5)	2	5
Accrued and other liabilities	—	24	(8)	10
Other	(6)	4	—	—

Net cash provided by (used for) continuing operating activities	48	65	(70)	46
Net cash provided by (used for) discontinued operating activities	10	3	3	(16)

Net cash provided by (used for) operating activities	58	68	(67)	30

Investing activities:
Capital expenditures	(22)	(38)	(12)	(45)
Change in due to Tyco International Ltd. and its affiliates	—	—	357	136
Purchase price adjustments	—	(12)	—	—
Acquisitions of businesses, net of cash acquired	(40)	—	—	—
Other	9	1	—	3

Net cash (used for) provided by continuing investing activities	(53)	(49)	345	94
Net cash provided by (used for) discontinued investing activities	40	(1)	—	(40)

Net cash (used for) provided by investing activities	(13)	(50)	345	54
Financing activities:
Proceeds from long-term debt due to Tyco International Ltd. and its affiliates	—	—	—	12
Repayments of long-term debt due to Tyco International Ltd. and its affiliates	—	(400)	(300)	(22)
Proceeds from issuance of senior secured notes	—	410	—	—
Borrowings under Credit Facility	495	471	—	—
Repayments under Credit Facility	(541)	(425)	—	—
Payment of debt issuance costs	—	(38)	—	—
Repayments of other long-term debt	(1)	(3)	—	—
Proceeds from short-term debt	7	1	4	—
Repayments of short-term debt	(1)	—	—	—
Change in parent company investment	—	3	(1)	(72)

Net cash (used for) provided by continuing financing activities	(41)	19	(297)	(82)
Net cash provided by discontinued financing activities	—	—	—	—

	Consolidated Successor Company		Combined Predecessor Company
($ in millions)	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010	For the Year Ended September 24, 2010
Net cash (used for) provided by financing activities	(41)	19	(297)		(82)
Effects of foreign exchange rate changes on cash and cash equivalents	—	(3)	—		—

Increase (decrease) in cash and cash equivalents	4	34	(19)		2
Cash and cash equivalents at beginning of period	48	14	33		31

Cash and cash equivalents at end of period	$52	$48	$14		$33

Supplementary Cash Flow information
Interest paid	$44	$23	$11	$	N/A
Income taxes paid, net of refunds	5	9	1		4
Capital expenditures, not yet paid	1	3	—		1

Supplemental Schedule D

ATKORE INTERNTATIONAL HOLDINGS INC.

SEGMENT INFORMATION

($ in millions)

	Consolidated Successor Company
	For the Three Months Ended September 28, 2012	For the Three Months Ended September 30, 2011
Net sales:
Global Pipe, Tube & Conduit	$301	$296
Global Cable & Cable Management	171	160
Elimination of intersegment revenues	(11)	(7)

	$461	$449

Operating income (loss) :
Global Pipe, Tube & Conduit	$1	$4
Global Cable & Cable Management	16	4
Corporate and Other	(11)	(19)

	$6	$(11)

	Consolidated Successor Company		Combined Predecessor Company
	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales:
Global Pipe, Tube & Conduit	$1,092	$843	$227
Global Cable & Cable Management	634	434	119
Elimination of intersegment revenues	(39)	(19)	(6)

	$1,687	$1,258	$340

Operating income (loss):
Global Pipe, Tube & Conduit	$24	$61	$8
Global Cable & Cable Management	63	27	9
Corporate and Other	(51)	(65)	(6)

	$36	$23	$11

	Consolidated Successor Company
	For the Three Months Ended June 29, 2012	For the Three Months Ended June 24, 2011
Net sales:
U.S.	$389	$369
Other Americas	47	56
Europe	10	12
Asia-Pacific	15	12

	$461	$449

	Successor Company		Combined Predecessor Company
	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2011
Net sales:
United States	$1,406	$1,024	$270
Other Americas	184	163	49
Europe	44	40	12
Asia—Pacific	53	31	9

	$1,687	$1,258	$340

Supplemental Schedule E

ATKORE INTERNTIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(Unaudited)

	Consolidated Successor Company
($ in millions)	For the Three Months Ended December 30, 2011	For the Three Months Ended March 30, 2012	For the Three Months Ended June 29, 2012	For the Three Months Ended September 28, 2012	For the Year Ended September 28, 2012
Net (loss) income	$(8)	$4	$(3)	$(1)	$(8)
Loss (gain) from discontinued operations	2	3	1	—	6
Tax impact on discontinued operations	(1)	(1)	2	—	—

Net income (loss) from continuing operations	(7)	6	—	(1)	(2)

Add:
Depreciation and amortization	13	12	13	12	50
Interest expense	12	12	13	11	48
(Benefit) expense for income tax	(3)	3	(6)	(4)	(10)

EBITDA	15	33	20	18	86

Add:
Restructuring (1)	—	—	(2)	2	—
Non-cash share based compensation (2)	—	—	—	1	1
Unusual product liability (3)	1	—	—	3	4
Non-cash pension expense (4)	1	—	1	1	3
Management fee	2	1	2	1	6
Asset impairment (6)	—	—	9	3	12
Other non-cash items (7)	—	3	2	2	7

Adjusted EBITDA*	$19	$37	$32	$31	$119

Economic EBITDA Adjustment (8)	15	(1)	11	14	39

Adjusted Economic EBITDA	$34	$36	$43	$45	$158

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated Successor Company
($ in millions)	For the Three Months Ended September 28, 2012	For the Three Months Ended September 28, 2012	For the Three Months Ended September 28, 2012	For the Three Months Ended September 28, 2012
Operating income (loss)	$1	$16	$(11)	$6

Add:
Depreciation and amortization	8	4	—	12

EBITDA	9	20	(11)	18

Add:
Restructuring (1)	1	1	—	2
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	3	3
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	1	1
Asset impairment (6)	3	—	—	3
Other non-cash items (7)	2	1	(1)	2

Adjusted EBITDA*	$16	$22	$(7)	$31

*	Prior period amounts are restated for discontinued operations.

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated Successor Company
($ in millions)	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012
Operating income (loss)	$24	$63	$(51)	$36

Add:
Depreciation and amortization	33	16	1	50

EBITDA	57	79	(50)	86

Add:
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	4	4
Non-cash pension expense (4)	3	—	—	3
Management fee	—	—	6	6
Asset impairment (6)	7	—	5	12
Other non-cash items (7)	4	1	2	7

Adjusted EBITDA*	$71	$80	$(32)	$119

*	Prior period amounts are restated for discontinued operations.

	Combined Predecessor Company	Consolidated Successor Company				Consolidated Successor Company and Combined Predecessor Company
($ in millions)	Period from September 25, 2010 to December 22, 2010	Period from December 23, 2010 to December 24, 2010	For the Three Months Ended March 25, 2011	For the Three Months Ended June 24, 2011	For the Three Months Ended September 30, 2011	Combined Results for the Year Ended September 30, 2011
Net loss	$(3)	$(15)	$4	$13	$(19)	$(20)
Loss (gain) from discontinued operations	2	—	(1)	1	1	3
Tax impact on discontinued operations	—	—	—	—	—	—

Net income (loss) from continuing operations	(1)	(15)	3	14	(18)	(17)

Add:
Depreciation and amortization	6	—	11	13	11	41
Interest expense	11	—	13	11	13	48
Expense (benefit) for income tax	1	—	2	6	(6)	3

EBITDA	17	(15)	29	44	—	75

Add:
Restructuring (1)	(1)	—	1	—	1	1
Non-cash share based compensation (2)	1	—	—	1	—	2
Unusual product liability (3)	—	—	—	—	1	1
Non-cash pension expense (4)	1	—	—	—	2	3
Full year restructuring cost savings (5)	—	—	—	—	1	1
Management fee	—	—	1	2	2	5
Other non-cash items (7)	2	15	16	3	2	38

Adjusted EBITDA*	$20	$—	$47	$50	$9	$126

Economic EBITDA Adjustment (8)	9	—	(34)	(16)	21	(20)

Adjusted Economic EBITDA	$29	$—	$13	$34	$30	$106

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated Successor Company
($ in millions)	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011
Operating income (loss)	$4	$4	$(19)	$(11)

Add:
Depreciation and amortization	7	4	—	11

EBITDA	11	8	(19)	—

Add:
Restructuring (1)	—	3	(2)	1
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	2	—	—	2
Full year restructuring cost savings (5)	—	1	—	1
Management fee	—	—	2	2
Other non-cash items (7)	—	—	2	2

Adjusted EBITDA*	$13	$12	$(16)	$9

*	Prior period amounts are restated for discontinued operations.

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated Successor Company
($ in millions)	For the Year Ended September 30, 2011	For the Year Ended September 30, 2011	For the Year Ended September 30, 2011	For the Year Ended September 30, 2011
Operating income (loss)	$69	$36	$(71)	$34

Add:
Depreciation and amortization	27	13	1	41

EBITDA	96	49	(70)	75

Add:
Restructuring (1)	—	3	(2)	1
Non-cash share based compensation (2)	—	—	2	2
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	3	—	—	3
Full year restructuring cost savings (5)	—	1	—	1
Management fee	—	—	5	5
Other non-cash items (7)	11	4	23	38

Adjusted EBITDA *	$110	$57	$(41)	$126

*	Prior period amounts are restated for discontinued operations.
(1)	Represents facility exit costs and employee severance and benefit costs.
(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.
(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.
(4)	Represents the add-back of pension expense.
(5)	Represents the estimated annual benefit associated with initiatives undertaken, as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved. The actual annual benefit associated with these initiatives may differ from our estimates and we may not achieve the full benefit from these initiatives in future periods.
(6)	Represents asset impairment charges related to an Enterprise Resource Planning system and intangible assets and goodwill associated with a manufacturing facility classified as held for sale.
(7)	Other represents the net impact of other non-cash items, including impairment of held for sale assets, transaction-related costs, non-recurring consulting fees, one-time executive severance expense, and a gain on the sale of fixed assets.
(8)	Represents an adjustment to cost of sales in the Pipe, Tube and Conduit business to substitute an estimate of the current period, current market steel materials cost for the accounting cost, which is done on a FIFO basis. The Company believes this adjustment presents a more accurate view of the economic performance by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility.

Supplemental Schedule F

ATKORE INTERNTIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(Unaudited)

Consolidated Total Leverage Ratio as of September 28, 2012 is as follows:

($ in millions)	September 28, 2012
Senior secured notes due January 1, 2018	$410
Asset-based credit facility	—
Other	7

Total debt	417
Less cash on-hand (limited to $35 million) (1)	(35)

Total Indebtedness (A)	$382

Total Consolidated EBITDA (B) (2)	119

Total Leverage Ratio (A)/(B)	3.2

(1)	As of September 28, 2012, cash and cash equivalents was $52 million.
(2)	Total consolidated Adjusted EBITDA for the last 12 months.